PROFESSIONAL SERVICES AGREEMENT

This Professional Services Agreement (this "Agreement") is entered into on January 5, 2014 (the "Effective Date"), by and between RXNB Inc, with its principal place of business located at 6671 South Las Vegas Blvd, Suite 210 Las Vegas, Nevada ("Company"), and CEN Biotech Inc. with its principal place of business located at 20 North Rear Rd., Lakeshore, Ontario, Canada ("Customer"). The parties hereby agree as follows:

1. SCOPE OF SERVICES

1.1. Services. This Agreement sets forth the terms and conditions under which Customer may purchase from Company professional services (the "Services") as more particularly described in statements of work that may be entered into from time to time between the parties (each a "Statement of Work" or "SOW").

1.2. Statements of Work. Each Statement of Work shall describe the Services authorized by Customer, the billing rates and other appropriate terms and conditions, including deliverables and specifications, as applicable. Each Statement of Work shall be governed by the terms and conditions of this Agreement; however, in the event of any conflict between this Agreement and a Statement of Work, the provisions of the Statement of Work shall prevail. No Statement of Work shall be effective until it is executed by both parties.

2. PRICE AND PAYMENT

2.1. Fees. Company shall provide Consulting Services at the pricing and payment terms set forth in the applicable Statement of Work. In the event a Statement of Work does not reference any specific pricing and payment terms, such services shall be performed at the standard hourly rates generally charged by Company for Services.

2.2. Expenses. Customer will reimburse Company for its reasonable out-of-pocket expenses, including travel and living expenses, incurred in providing the Services.

2.3. Invoices and Payment. Invoicing and payment terms for all Services performed under this Agreement are as follows:

(a) Customer shall pay to Company an initial prepaid amount equal to fifty percent (50%) of the Projected Project Cost (as set forth in the applicable Statement of Work). Company shall invoice this amount upon execution of the Statement of Work, and Customer must pay such invoice prior to the commencement of Services under the Statement of Work.

(b) Thereafter, Company shall invoice Customer each month in arrears for Services actually performed during the preceding month, such invoices to be based on the applicable rates for such Services.

(c) The prepaid amount set forth in (a) above shall be credited against the total amount of each invoice on a pro-rata basis (i.e., credited amount shall be calculated at the same percentage of the total prepaid amount as the amount of the monthly invoice bears to the Projected Project Cost). Each Company invoice shall set forth the amount of the applicable credited amount, and Customer shall pay to Company the remaining fee as set forth on such invoice.

(d) Upon completion of the Statement of Work, all fees and amounts paid under the Statement of Work shall be reconciled on the basis of the final amount due to Company, and Company shall provide to Customer a final accounting as to any additional fees owed to Company or any refund owed to Customer. Customer and Company shall promptly pay to the other party any such amounts, as appropriate.

(e) Customer shall pay all invoices within thirty (30) days of invoice date (except the initial invoice, which is due prior to commencement of Services).

(f) Customer will be responsible for a late fee of 1.5 % per month (or the maximum rate allowed by applicable law if it is less) on any amount not paid when due.

2.4. Taxes. The fees do not include any amount for taxes or duties. If any duty, sales, use, excise, property, withholding or other tax, penalty or interest, is, or should ultimately be, assessed against or is required to be collected by Company or by any taxing authority in connection with the performance of Services, Customer agrees to pay any and all such charges. This paragraph does not apply to Company's income, franchise or business & occupancy taxes.

3. RESOURCES

3.1. Availability of Customer Resources. Customer will make available to Company certain of its facilities, telecommunications support, records, data, computer resources, software programs, networks, personnel, business information and other relevant information as reasonably required by Company in performance of any Services hereunder or as specified on any applicable Statement of Work. Customer shall ensure that competent personnel are available during normal working hours to provide information and other support to Company while providing Services under this Agreement.

3.2. Compliance with Customer Rules. While on Customer's premises, Company shall take reasonable measures to have its personnel comply with Customer's rules and regulations regarding safety, security, and conduct, and shall at Customer's request immediately remove from the project anyone who is not following such rules and regulations.

3.3. Non-Solicitation. Each party acknowledges and agrees that the employees of the other party who are involved in the performance of the Professional Services are a valuable asset to such party and are difficult to replace. Accordingly, each party agrees that, during the term of any Statement of Work and for a period of one (1) year after the completion of Professional Services under such Statement of Work, neither party will offer employment or work as an employee, independent contractor, or consultant to any employee of the other party who participated in or was involved with performing such Professional Services.

4. WARRANTY

Company warrants that the Services shall be performed in a professional and workmanlike manner. Except as expressly provided for in this Section 4, Company hereby expressly disclaims any and all other representations, warranties or conditions, whether express, implied, statutory or otherwise, including, without limitation, the implied warranties of merchantability and fitness for a particular purpose.

5. INTELLECTUAL PROPERTY

5.1. Each party will retain all rights to any software, ideas, concepts, know-how, development tools, processes, methods, and techniques or any other proprietary material or information that it owned or developed prior to the date hereof, or acquired, developed, enhanced or modified after the date hereof, without reference to or use of the intellectual property of the other party (collectively referred to as "Out-of-Scope Materials").

Except as provided for in this Agreement, no rights or implied licenses in Customer's Out-of-Scope-Materials are granted to Company by this Agreement. All software that is licensed from a third party supplier shall remain the intellectual property of such third party supplier.

Any original materials produced by Company pursuant to this Agreement and any applicable Statement of Work (collectively referred to as "Deliverables") shall not be considered as works-made-for-hire, and all the rights, title and interest in the Deliverables shall belong to the Company. To the extent the Deliverables include Company Out-of-Scope Materials, Company hereby grants to Customer a perpetual worldwide, non-exclusive, non-transferable, irrevocable and royalty-free right and license to use such Deliverables, provided that Customer

may use the Deliverables for its internal business purposes only and not by, or for the benefit of, any affiliate, subsidiary, parent company, or any other third party without the prior written consent of Company. Except as provided for in this Agreement, no rights or implied licenses in the Deliverables or Company Out-of-Scope-Materials are granted to Customer and all rights not expressly granted to Customer in this Agreement are reserved by Company. Company shall not be restricted in the manner it uses the Company Out-of-Scope-Materials or any ideas, concepts, know-how, techniques, or procedures acquired or used by Company in the performance of the Services.

Company agrees that all data, information, images and reports (including, but not limited to, the results of any analyses incorporated therein) that result from or relate in any way to the Services offered by Company pursuant to or arising from this Agreement or any SOWs (all of which shall collectively hereinafter be referred to as "Work Product") will be and will at all times remain entirely the property of Customer or its nominees, successors or assigns. Company hereby irrevocably assigns all its to the Work Product (including, but not limited to, copyrights to such materials) to Customer, including all rights in the materials for the entire duration of such right. Notwithstanding anything above to the contrary, and for purposes of clarification consistent with the provisions of the paragraph above, Work Product shall not include Company Out-of-Scope Materials.

5.2. Other Company Activities. The parties recognize that Company is in the business of creating business process solutions for customers, including creating process templates for such customers. Nothing in this Agreement shall be construed to preclude Company from using, marketing, licensing, and/or selling any independently developed software or process templates that are similar or related to the Deliverables or Customer process templates; provided, however, that Company will not use Customer's Pre-Existing Materials or Confidential Information in connection with such activities.

6. CONFIDENTIAL INFORMATION

6.1. Definition. "Confidential Information" shall mean any of the following information of either party that is marked or otherwise identified as confidential or proprietary, or that the other party knows or should know is confidential or proprietary and all (i) technical and non-technical information including but not limited to patent, trade secret and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, source code and algorithms related to either party, and (ii) information relating to costs, prices and names, finances, marketing plans, business opportunities, personnel, research, development or know-how. In addition, Company Confidential Information shall include the Company Technology and the Deliverables, and Customer Confidential Information shall include the Pre-Existing Materials.

6.2. Treatment of Confidential Information. Each party (the "Receiving Party") agrees (i) to use commercially reasonable efforts to protect the Confidential Information of the disclosing party (the "Disclosing Party") and (ii) that it will not and will ensure that its employees, will not use, disseminate or in any way disclose any Confidential Information of the Disclosing Party to any person, firm or business, except for the sole purpose of performing its duties and obligations in connection with this Agreement or for any purpose the Disclosing Party may hereafter authorize in writing. The Receiving Party agrees to disclose the Confidential Information of the Disclosing Party only to those employees and consultants who have a "need to know" in connection with this Agreement, and with respect to any consultants, who will agree, in writing, to be bound by the terms of the confidentiality provisions contained in this Section 6.

6.3. Exceptions. The restrictions set forth in this Section 6 will not apply to any information that: (a) was known by the Receiving Party without an obligation of confidentiality, prior to disclosure by the other party; (b) was in or entered the public domain through no fault of the Receiving Party; (c) is disclosed to the Receiving Party without an obligation of confidentiality; or (d) is independently developed by the Receiving Party without reference to any Confidential Information of the other party; or (e) is demanded by a lawful order from any court or any body empowered to issue such an order. Each party agrees to notify the other promptly of the receipt of any such order, and to provide the other with a copy of such order.

7. TERMINATION.

7.1. Agreement Term. This Agreement shall commence on the Effective Date specified above and shall remain in effect until terminated by either party as provided herein.

7.2. Agreement Termination. This Agreement may be terminated by either party upon thirty (30) days prior written notice to the other party at any time that there are no Statements of Work currently in effect in which either party has any unfulfilled obligation.

7.3. Statement of Work Termination. Any Statement of Work may be terminated by either party in the event the other has failed to perform any obligation required to be performed under such Statement of Work or this Agreement as it relates to such Statement of Work, provided such failure is not corrected within thirty (30) days from receipt of written notice from the other party advising of such failure. Customer also may terminate any Statement of Work without cause on not less than twenty (20) days written notice. Any termination of a Statement of Work without cause shall not entitle Customer to a refund of any prepaid Services fees.

7.4 Effect of Termination. Customer shall pay all undisputed amounts due for all Services performed by Company under any terminated Statement of Work prior to the date of termination, and Company shall deliver to Customer all Deliverables for which payment has been or is made by Customer. In addition, if Customer terminates a Statement of Work without cause on less than twenty (20) days written notice, Customer shall pay such additional amounts for reallocation of Company resources as are set forth in the Statement of Work. Termination of this Agreement and/or any Statement of Work shall not limit either party from pursuing any other remedies available to it, including injunctive relief, nor shall termination relieve Customer of its obligation to pay all charges that accrued prior to such termination. Upon termination or expiration of this Agreement or any Statement of Work, each party shall deliver to the other all copies of all applicable Confidential Information of the other party. Each party's obligations under Sections 4, 5, 6, 7, 8 and 9 shall survive termination of this Agreement.

8. LIMITATION OF LIABILITY

IN NO EVENT SHALL COMPANY'S AGGREGATE LIABILITY FOR DAMAGES FOR ANY CAUSE RELATED TO OR ARISING OUT OF THIS AGREEMENT, WHETHER IN CONTRACT, NEGLIGENCE OR TORT, EXCEED THE TOTAL FEES AND CHARGES PAID BY CUSTOMER TO COMPANY FOR THE SERVICES WHICH GAVE RISE TO SUCH DAMAGES. IN NO EVENT SHALL COMPANY BE LIABLE TO CUSTOMER FOR LOSS OF PROFIT OR FOR SPECIAL OR CONSEQUENTIAL DAMAGES, OR FOR ANY OTHER INDIRECT DAMAGES SUCH AS, BUT NOT LIMITED TO, EXEMPLARY OR PUNITIVE DAMAGES, EVEN IF COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9. MISCELLANEOUS

9.1. Attorneys' Fees. In addition to any other relief awarded, the prevailing party in any action arising out of this Agreement (including any collection action) will be entitled to its reasonable attorneys' fees and costs.

9.2. Assignment. Neither party may transfer, assign, or otherwise dispose of this Agreement, or any of its rights or obligations hereunder without the prior written consent of the other party; except that either party may transfer all of its rights or obligations hereunder to an affiliate or to a successor to substantially all of the assets and business of that party; and except that the parties agree and anticipate that

Company may fulfill its obligations under this Agreement (either partially or completely) through the efforts of, or by contract with, third parties.

9.3. Force Majeure. Except for the obligation to make payments, nonperformance by either party shall be excused to the extent that performance is rendered impossible by act of war, terrorism, strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the control and not caused by the negligence of the non-performing party.

9.4. Entire Agreement. This Agreement, including all Statements of Work entered into from time to time, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior proposals, agreements, negotiations, correspondence, understandings, and other communications, whether written or oral, between Company and Customer. There are no promises, covenants or undertakings other than those expressly set forth herein. This Agreement may not be modified except in writing signed by authorized representatives of Company and Customer. The parties agree that facsimile signatures of authorized representatives of the parties on this Agreement will be binding.

9.5. Governing Law; Jurisdiction. This Agreement shall be construed and governed in accordance with the laws of the State of Michigan, and the venue and jurisdiction for any disputes shall lie exclusively in Oakland County, Michigan. Any lawsuit arising directly or indirectly out of this Agreement will be litigated in the Circuit Court for Oakland County, Michigan, or, if original jurisdiction can be established, in the United States District Court for the Eastern District of Michigan.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Company:

By: [signature]

Name: SAM ALAWIEH

Title: PRESIDENT

Customer:

By: [signature]

Name: [signature]

Title: [signature]

2543063v3A

EXHIBIT A
Form of Statement of Work

This Exhibit A ("Exhibit A") is to the Professional Services Agreement (together with all schedules, exhibits, appendices and attachments, each as amended, "Agreement") dated as of January 6, 2014 (the "Effective Date") by and between RXNB Inc., ("Company"), and CEN Biotech Inc., ("Customer") (each a "Party" and together the "Parties"). Capitalized terms not defined in this Exhibit A shall have the meanings ascribed to such terms in the Agreement.

Statement of Work No.1

This Statement of Work ("SOW") will confirm the mutual understanding and agreement of Company and Customer as to the terms and conditions pursuant to which Supplier will perform the services ("Services") described herein. All references to Customer in this SOW are deemed to include all subsidiaries. The terms and conditions of this SOW are as follows:

1. This SOW is entered into by the Parties under the provisions of the Professional Services Agreement, dated as of January 6, 2014 between each of Company and Customer (the "Agreement"), and, except as otherwise provided in this SOW all provisions of the Agreement are applicable to and incorporated by reference into this SOW.

2. The term of this SOW will begin on January 6, 2014 and, unless earlier terminated as provided in the Agreement, will continue through the build out and launch of the CEN Biotech Canada Projects. The term of this SOW may be extended by mutual written agreement of the Parties.

3. During the term of this SOW, Company will perform the Services described herein. Company will be paid in accordance with the schedule set forth herein.

4. This SOW will also be subject to the additional provisions set forth below.

Description of Services, Pricing and Payment Terms
SOW 1

PHASE 1 – Planning

Structural workflow design

Using Company proprietary methodologies design a site tailored product and work flow model ensuring conformance with Canada's Marihuana for Medical Purposes Regulations (MMPR) (SOR/2013-119). Facilitated team meetings with appropriate agencies, parties, and personnel to incorporate all aspects required to maximize the performance and yield of the medicinal marihuana production operation at Customer site. Additionally, the design from these efforts should not only achieve MMPR (SOR/2013-119) compliance, but also strives to meet strict (CGMP) standards.

- Assemble qualified team to review overall requirements (adjust team as necessary based on needs)
- Identify critical stakeholders for this phase
- Facilitate communications and meetings between stakeholders and team members
- Develop 3-D modeling of workflow layout tailored to site
- Test model for compliance
- Adjust model as needed during later phases

Grow strategies and engineering

Develop cultivation requirements, and plan for production in phase 1 building. Create cultivation plan based on R&D from the indoor gardening sector and Company proprietary methods and modify to adhere to strict medical compliance of pharmaceutical manufacturing. Strain research and selection, in correlation to patient ailments and market demands. Preform preliminary cultivation equipment research and selection, space and utility requirements, limitations, and facility mapping for production needs. Establish short list of vendor relationships, and begin negotiations for fair market value and bulk discounts.

- Develop requirements
- Develop tailored plan for site maximizing yields
- Identify utility requirements and estimated costs
- Develop grow space plan and storage needs
- Develop high level processing plan and requirements

High level Operational Plan

Research and development of facility operational plan for phase 1 structure. Positions required for each department within the first building, job responsibilities and descriptions, management and staffing requirements, along with initial guidelines for employee expectations in preparation for beginning the interview process to staff the operation, at the required stages needed.

- Processes and procedures for production
- Development of production start-up plan
- Safety and Security processes and procedures
- High level organizational structure
- Staffing requirements and cost by departments
- Development of hiring timeline based on start-up plan
- Development of Standard Operating Procedures to comply with Health Canada's MMPR

Internal systems research

Research solution alternatives for technical products to be used for Technology Systems including hardware and software for; Data Center, Desktop, Back-up, Redundancy, Power Management, Seed to Sale Software, Biometric Systems, RFID solutions, Labeling, Camera Systems, Entry Systems and Radio Communications. Review and Select no less than 2 but not more than 3 alternatives for each area. Prepare preliminary costing for each area. Prepare for formal review of each alternative.

- Preliminary Selection
- Preliminary Costing
- Summary of each alternatives

Pre-build Project Management

Facilitate all meetings necessary to gather and prioritize each activity required to complete initial design and information gathering phase. Schedule and coordinate all status meetings and reports on progress. Coordinate and host all meetings internal and external to facilitate progress toward goal attainment. Develop and present senior management report outlining all progress and concerns weekly.

PHASE 2 – Construction

Detailed Operational Plan

Begin development of detailed operational plan including; staffing requirements, staffing costs, hiring timeline for each department, processes and procedures, employee handbook, benefits plans, preliminary interviewing, materials handling, back office procedures and processes, policies, safety plans, evacuation plans, emergency protocols, parking, and other items as identified.

IT and Systems Engineering

Ensure proper preparations are made for systems requirements during build out such as; conduits, cabling, power, cooling, access controls, to ensure successful systems installation. Make final selections and perform final negotiations for all systems providers. Install systems when appropriate / possible during construction.

Construction Project and Vendor Management

Oversee all aspects of the construction and maintain construction timelines. Manage all vendor costs including any price comparisons or quoting. Hire / fire vendors as necessary to maintain timeline and budget. Assist vendors in removing obstacles impacting cost or timelines. Communicate significant issues to management immediately and report on progress weekly.

PHASE 3 – Pre-Launch

Human Resources Hiring and Initial Training
Begin hiring and training processes based on hiring timeline. Monitor progress of new employees and supervisors. Report on these activities weekly. Explain all HR policies and have employees sign all necessary new hire documentation.

Operational Plan Finalization
Finalize operational plan and distribute all materials as require per the plan. Obtain all employee signatures on policies as required per plan. Perform all necessary training on safety as required per plan.

IT and Systems Testing
Begin final systems integration testing and training for support staff.

Pre-Grow Prep
Ensure all materials necessary for launch of grow operations will be on site in time for launch. Begin specialized training for sanitation, genetics and grow staff. Have all grow rooms prepared for launch of grow operations.

Pre-Launch Project Management
Track and report on all pre-launch activities. Report on progress as requested and roadblocks immediately.

PHASE 4 – Launch

All Systems Validation Testing
Finalize all systems testing and user training for launch. Support staff throughout launch phase until support transition is seamless.

Employee Support and Training
Continue employee on-boarding and training until all operational areas are on-line and transitioned to new managers seamlessly.

Grow monitoring
Measure and access effectiveness of initial grow strategies and techniques and report. Develop recommendations for improvement if necessary. Continue to monitor and train grow staff until proficiency is achieved.

Project Management
Monitor and report on overall performance of operations and report all concerns immediately to management for correction. Manage any project assigned by management.

Payment Terms

This statement of work (SOW) represents several months of activity starting in early January of 2014 and ending sometime in the third quarter 2014. Over this time Company shall provide the necessary experts and Intellectual Property resources as needed to complete all task outlined in this SOW. The estimated cost for these services is $2,500,000 with payment terms defined below;

- 20% Deposit due upon start of work $500,000 – on or about January 8th
- Second Payment $250,000 – February 3rd
- Third Payment $250,000 – March 3rd
- Forth Payment $250,000 – April 3rd
- Fifth Payment $250,000 – May 5th
- Sixth Payment $250,000 – June 2nd
- Sixth Payment $250,000 – July 1st
- Final Balance will be calculated and due at project completion

Company

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SAM ALAWIEH

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Customer

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